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                                                                    EXHIBIT 10.2

                             AMENDMENT OF
                SUPPLEMENTAL PENSION BENEFIT AGREEMENT

                  THIS AMENDING AGREEMENT made as of the ___ day of _____________, 2002 by and between ALLEN TELECOM INC., a Delaware Corporation, ("Allen") having its principal executive offices at Beachwood, Ohio, and J. CHISHOLM LYONS, of Burlington, Ontario, Canada ("Lyons").

RECITALS

                  A. Allen maintains a retirement plan for employees designated as the Allen Telecom Inc. Corporate Retirement Plan (the "Pension Plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code of 1986, as amended (the "Code"); and

                  B. Allen and Lyons have previously entered into a Supplemental Pension Benefit Agreement, dated as of December 6, 1983 (the "Pension Agreement") as amended as of December 20, 1990, and as further amended by an amendment thereto dated as of August 1st, 1997, which is intended to provide an aggregate level of non-qualified and qualified pension benefits payable under the Pension Plan, whether or not such Pension Plan benefits are limited in amount by provisions of the Code affecting qualified plans only; and

                  C. It is considered in the best interests of Allen and Lyons to clarify certain provisions of the Pension Agreement.


                  NOW, THEREFORE, in consideration of the premises and of Lyons' services and significant contributions to Allen, the parties hereto agree as follows:

I.

                  The second paragraph of Paragraph 3 of the Pension Agreement is hereby amended in its entirety to read as follows:

                  "Lyons may elect to receive his remaining Supplemental Pension Benefit in a single cash lump sum payment. If Lyons so elects, the amount to be paid to him shall be equal to the actuarial present value of all remaining Supplemental Pension Benefit payments, reduced by ten percent (10%). The actuarial present value shall be calculated using the interest rate and other actuarial assumptions of the Pension Plan used to determine lump sum actuarial equivalents thereunder in effect on the date of payment.
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         The remaining ten percent (10%) of the actuarial present value of all remaining Supplemental Pension Benefit payments shall be forfeited."

II.

                  The second sentence of the third paragraph of Paragraph 3 of the Pension Agreement is hereby amended in its entirety to read as follows:

                  "For purposes of determining the lump sum present value of the Supplemental Pension Benefit, the actuarial and interest rate assumptions of the Pension Plan used to determine lump sum actuarial equivalents thereunder in effect on the date of payment shall be used."

Except as herein specifically amended the Pension Agreement is ratified and confirmed.

                  This Amending Agreement and the Pension Agreement as previously amended and restated shall be read, interpreted and construed as a single agreement.

                  IN WITNESS WHEREOF, Allen Telecom Inc. has caused this Amending Agreement to be signed by its proper officer and Lyons has hereunto set his hand this ___ day of ______________, 2002.

ATTEST                                    ALLEN TELECOM INC.


                                          By:
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Secretary                                 Title:
                                               ------------------------------


WITNESS:                                  J. CHISHOLM LYONS


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